EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made effective for all purposes and in all respects as of the 12th day of October, 2001, by and between CENTURY CASINOS, INC., a Delaware corporation (hereinafter referred to as the "Employer" or the "Company"), and PETER HOETZINGER (hereinafter referred to as the "Employee").

                                WITNESSETH THAT:

     WHEREAS, Employee is presently employed, and has since 1993 been employed by the Company; and

     WHEREAS, the Employee's performance of his duties as Vice Chairman and President of the Company has been and continues to be critical to the success of the Company; and

     WHEREAS, both the Company and the Employee desire to set forth the terms and conditions of their agreements and understandings (as agreed verbally and as consummated and acted on immediately before entering into this Agreement), and for their mutual benefit to extend the term of Employee's employment hereunder;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:


1.     Term  of  Agreement.
       -------------------

     The term of this Agreement shall commence on September 1, 2001, and shall continue until December 31, 2006, and shall be automatically renewed for additional, successive periods of five (5) years each thereafter, unless sooner terminated in accordance with the provisions of Paragraph 5.



2.     Duties  of  Employee.
       ---------------------

     2.1 It is understood and agreed that Employee's principal duties on behalf of the Company at the date of execution hereof are and shall be Vice Chairman and President of the Company. In accepting this Employment Agreement, Employee shall undertake and assume the responsibility of performing for and on behalf of the Company such duties as are usual and customary to his position as Vice Chairman and President in the way he has performed in the past on behalf of the Company in that position.

     2.2 Employee covenants and agrees that at all times during the term of this Agreement, Employee shall devote his best efforts to his duties as Vice Chairman and President of the Company.

3.     Compensation.
       ------------

     3.1 Salary. As compensation for the services rendered by Employee for the Company pursuant to this Agreement, Employee shall be paid not less than the following base annual salary, on a monthly basis, during the term hereof:
$24,000, plus annual increases and bonuses, and such other incentives, benefits, insurance policies and compensation as may have been and may be awarded to him from time to time by the Compensation Committee of the Board of Directors of the Company.

     3.2 Employees' Equity Incentive Plan. Employee shall be a participant in the Company's Employees' Equity Incentive Plan, as it may be amended from time to time by the Board of Directors; provided, that if any change - after the date of this Agreement - in any tax rules and regulations, or in the application or applicability of any tax rules as a result of Employee's employment with the Company, or required accounting principles shall negatively impact the amount of Employee's total after tax compensation under this Section 3, the Company shall increase Employee's other compensation and incentives accordingly to completely offset such negative impact.

     3.3 Salary Review. Employee's salary will be reviewed annually by the Compensation Committee.

4.     Additional  Benefits.
       --------------------

     In  addition  to, and not in limitation of, the compensation referred to in
Section 3, Employee shall be paid the following additional benefits during the term hereof:

     4.1 Reimbursement. The Company shall continue to either provide Employee with, or shall reimburse Employee for, all Reasonable Expenses incurred by him in connection with the performance of his duties as an executive for the Company, in substantially at least the same form and fashion as it has been done during the past twelve (12) months preceding the date of this Agreement.

     4.2     Death  or  Disability  Payments.
             --------------------------------

      (a) In the event of the Employee's disability or death, during the term of his employment hereunder, Employee's salary in effect at the time of his death or disability shall continue to be paid to the Employee, or to his designee or heirs, for a period of twelve (12) calendar months from the date of death or from the date of Employee's termination of employment by reason of disability.

      (b) For the purposes of this Employment Agreement, the obligations of the Company to make the payments upon the disability of Employee shall not become effective unless and until all of the following conditions are met, as determined (referring to (i) and (ii) below) by the Employee's regular physician and an independent physician selected by the Employee (or his immediate family):


     (i) Employee shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illnesses) of properly performing the services required of him in accordance with his obligations under Section 2 hereof or similar provisions of any renewal agreement;

     (ii) Such incapacities shall exist or be reasonably expected to exist for more than one hundred eighty (180) days in the aggregate during the period of twelve (12) consecutive months; and

     (iii) Either the Employee or the Company shall have given the other sixty (60) days written notice of his or its intention to terminate the active employment of Employee because of such disability.

5.     Termination.
       -----------

     5.1 Termination By Either Party Without Cause. At any time during the term hereof, or at the end of the term or any renewal term under Section 1 above, this Employment Agreement may be terminated "without cause" by either the Company or the Employee upon sixty (60) days written notice to the other party.


      (a) Termination By Employee. In the event of such termination "without cause" by Employee, the Company shall have the option either (i) to accept Employee's resignation, effective immediately on receipt of such written notice; or (ii) to require Employee to continue to perform his duties hereunder, for a period not to exceed six (6) months from the date of receipt of such written notice.

     In either event, the Employee's compensation and benefits hereunder shall continue only until the date on which the Employee ceases to perform any further duties for the Company.

      (b) Termination By Company. In the event of such termination "without cause" by the Company, Employee shall be continued at the same base salary for a period of six (6) months from the date on which the Employee receives written notice of termination. Such compensation shall be paid to the Employee in six (6) equal, successive monthly payments, beginning on the 1st day of the month immediately following the date on which the Employee receives written notice of termination.

     Employee shall continue to make himself available to, and shall cooperate with the Company, as may be reasonably required to assist the Company during the six-month transition period.

      (c) In the event Employee's employment hereunder is terminated by the Company "without cause" pursuant to this Section 5.1(b), during the first three (3) years after a "Change of Control," as defined in Annexure A, has occurred, then the provisions of Section 5.3(b) shall apply.

     5.2     Termination  By  Company  For  Cause.
              ------------------------------------

             Notwithstanding any other provision hereof, the Company may Terminate Employee's employment under this Agreement at any time for cause. The termination shall be effected by written notice thereof to the Employee, which shall specify the exact cause for termination.

             Upon such valid termination for cause by the Company, Employee shall not receive any termination pay or benefits beyond the date on which he receives final written notice of termination.

     5.3     Termination  By  Employee  For  Cause.
             -------------------------------------

      (a) Notwithstanding any other provision hereof, Employee may terminate his employment with Company under this Agreement at any time for cause and no later than three (3) years after such cause has occurred, upon written notice thereof to the Company specifying the exact cause for Employee's termination.

      (b)     In the  event  of termination by the Employee for cause hereunder:

               (1) All of Employee's (including Employee's trusts and foundations) unvested stock and stock options shall immediately vest 100% and Employee (including Employee's trusts and foundations) shall have the option to either (a) receive an immediate payment of the Market Value of 100% of his Stock and the higher of (i) the value according to the Black and Scholes model, or (ii) the "in-the-money value" of his stock options/warrants as of the date of such written notice, or (b) receive an immediate cash bonus from the Company enabling Employee (including Employee's trusts and foundations), after full payment of all of Employee's (including Employee's trusts and foundations) taxes on such cash bonus, to exercise 100% of his stock options/warrants, and to continue to hold his Stock, with the right to "put" or sell the Stock back to the Company for cash at Market Value. This right to "put" or sell the Stock back to the Company shall be in full force and effect and valid and exercisable at any time and as how many times as Employee wishes, in whole or in part, within three (3) years after Employee's termination for cause, at Employee's (including Employee's trusts and foundations) sole election.

               (2) A lump sum cash retirement benefit payment of three (3) times the Employee's then current annual salary plus three (3) times the Employee's average bonus for the last three years shall be made to Employee within 30 days of such written notice.

               (3) Employee may also, in addition to, and not in limitation of payments under Section 5.3(b)(1) and Section 5.3(b)(2) hereunder, at his sole option, elect to serve as a consultant to Company (working from his then current residence) for an additional period of three (3) years at his then current salary, his previous year's bonus and current benefits, including but not limited to reimbursement of all Reasonable Expenses. During such consulting period, Employee would be required to keep himself reasonably available to the Company to render advice or to provide services for no more than thirty (30) days per year.

               (4) Employee (including Employee's trusts and foundations) shall be made whole on an after-tax basis (in a timely fashion and in a way not to create any liability for Employee, including Employee's trusts and foundations) with respect to any taxes that might become payable as a result of any action or provision in connection with a Change of Control.

     5.4     Effective  Date  of  Termination.
             --------------------------------
             Unless otherwise specified, the effective date of termination, as used in this Section 5, shall be the date on which Employee receives written notice of termination from the Company or gives written notice of termination to the Company.

6.     Indemnification.
       ---------------

      So long as Employee is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of willful gross misconduct, he shall be indemnified by the Company from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and selected by Employee) incurred by Employee, arising out of, in connection with, or based upon Employee's services and the performance of his duties pursuant to this Employment Agreement, or any other matter contemplated by this Employment Agreement, whether or not resulting in any such liability; and Employee shall be reimbursed by the Company as and when incurred for any reasonable legal or other expenses incurred by Employee in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not Employee is a defendant in or target of such action, proceeding or investigation).

7.     Burden  and  Benefit.
       --------------------

     Unless the express provisions of a particular section of this Agreement state otherwise, or performance thereunder would be impossible, this Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors, and assigns. It shall also be expressly binding upon and inure to the benefit of any person or entity assuming the Corporation/Company, by merger, consolidation, purchase of assets or stock, or otherwise. The interests of the Employee hereunder are not subject to the claims of his creditors, and may not be voluntarily or involuntarily assigned, alienated or encumbered; provided, that Employee may assign all or any part of his rights, duties and obligations hereunder to any entity (e.g., a partnership or management company) so long as the services to be performed hereunder are personally performed by him.

8.     Governing  Law.
       --------------

     It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the country of the Company's and/or the Employee's residence. The Company agrees to cover all costs, including legal, arising in connection with drafting, interpreting and implementing this Employment Agreement, both for the Company and for Employee.

9.     Severability.
       ------------

     The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

10.     Notice.
        ------

     Any notice required to be given hereunder shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to the following respective addresses, which may hereafter be changed by written notice to the other party:

     Employer:      200  -  220  East  Bennett  Avenue
                    Cripple  Creek,  CO.  80813
                    USA

     Employee:      Johann  Hoerbigergasse  15
                    Vienna  1230
                    Austria

11.     Interpretation,  Minor  Adjustments.
        -----------------------------------

     11.1 No representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

     11.2 The Compensation Committee shall have absolute authority to amend, interpret and administer this Agreement, in good faith, and in the best interests of both the Company and Employee, and may make such adjustments or amendments hereto as may be reasonably required, if the rights of the Employee are not adversely affected thereby.

12.     Confidentiality.
        ----------------

     Other than in the performance of his duties hereunder, Employee agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the business affairs, financial affairs, know-how, private documents, reports, plans, proposals, marketing and sales plans, or similar information of the Company. Any such documents, techniques, methods, processes or technologies used by the Company shall be considered confidential and a "trade secret" for the purposes of this Agreement.

13.     Counterparts  and  Annexure.
        ----------------------------

      The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others. Annexure A (Definitions) shall be an integral part of this Agreement and the Agreement shall not be complete without it.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the day and year first above written.

                         EMPLOYER:

                         CENTURY  CASINOS,  INC.


                           By:     /s/  Erwin  Haitzmann
                                   ---------------------
                                   Chairman,  Compensation  Committee


                           By:     /s/  Dinah  Corbaci
                                   -------------------
                                   Member,  Compensation  Committee



                                   EMPLOYEE:


                           By:     /s/  Peter  Hoetzinger
                                   ----------------------
                                   Peter  Hoetzinger
                                   Vice  Chairman  &  President

                                                                     ANNEXURE  A
                                                                     -----------


Definitions:
------------

As used in this Agreement, the following terms shall have the respective meanings indicated.

Reasonable  Expenses.
--------------------

Reasonable expenses shall include, but not be limited to, all out-of-pocket expenses for entertainment, travel (economy flights within the USA, wherever reasonably available, business class on other continental flights, and one class above business class on inter-continental long distance flights), meals, lodging, automobile expenses, communications and office costs and the like incurred by the Employee.

Cause (as used in 5.2).
----------------------
For purposes hereof, the term "cause" shall mean the failure of Employee for any reason, within thirty (30) days after receipt by Employee of written notice thereof from the Company, to correct, cease, or otherwise alter (i) any specific action or omission to act that constitutes a material and willful breach of this Agreement likely to result in material damage to the Company; or (ii) any willful gross misconduct likely to result in material damage to the Company.

Cause  (as  used  in  5.3).
--------------------------
For purposes hereof, the term "for cause" shall mean: (i) the failure of the Company for any reason, within thirty (30) days after receipt by the Company of written notice from Employee, to correct, cease, or otherwise alter any material adverse change in the conditions of Employee's employment, including, but not limited to any change in Employee's title or position as Vice Chairman and President, or the duties of such position (such as, but not limited to another person assuming the same or similar title, position or duties, or one or more of the Employee's primary duties being assigned to be performed by the Employee in a country other than his country of primary residence), unless Employee consents in writing to such change; or (ii) a "Change of Control" of the Company occurs, or has previously occurred at any time during Employee's employment hereunder. "Change of Control" as used herein shall mean: (a) any person or entity (not affiliated with the Employee) becoming the beneficial owner of a majority of the voting rights of the Company's then outstanding securities; (b) the triggering of the issuance of stock rights to Shareholders pursuant to the Company's Stock Rights Agreement, as amended from time to time; (c) the replacement during any two calendar years of half or more of the existing Board of Directors of the Company; (d) the replacement, or rejection (i.e. through a proxy fight), of one or more person(s), nominated to be Director(s) by the Company's Board of Directors before any Change of Control; (e) Mr. Erwin Haitzmann is no longer Chairman and Chief Executive Officer of the Company, unless because of his death or permanent disability; (f) holders of the Company's securities approve a merger, consolidation or liquidation of the Company.

Market  Value.
-------------
The higher of (i) the highest closing ask price of the Company's common stock during the 52 (fifty two) weeks immediately preceding the termination of Employee, or (ii) the highest closing ask price of the Company's common stock during the 52 (fifty two) weeks immediately preceding the date Employee exercised his option under any given article or paragraph of this Agreement.

Stock.
-----
The term "Stock" shall include any and all shares of common and/or preferred stock, of the Company and of any subsidiary of the Company owned by the Employee (including Employee's trusts and foundations), no matter how and when acquired (including through exercise of options and/or warrants).

                  ---------------------------------------------